Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

November 29, 2012 Sunoco Logistics Partners L.P. Sunoco Logistics Partners Operations L.P. 1818 Market Street, Suite 1500 Philadelphia, Pennsylvania 19103	FIRM / AFFILIATE OFFICES
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Milan

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Sunoco Logistics Partners Operations, L.P., a Delaware limited partnership (the “Operating Partnership”), and Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Partnership is sometimes referred to herein as the “Guarantor.”

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale by the Operating Partnership of: (i) one or more series of the Operating Partnership’s debt securities (the “Debt Securities”) to be issued pursuant to (a) a senior indenture dated as of December 16, 2005 among the Operating Partnership, the Guarantor, the subsidiary guarantors named therein, if parties thereto, and U.S. Bank National Association, as successor trustee, which is attached as Exhibit 4.6 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Senior Indenture”) and (b) a subordinated indenture to be entered into among the Operating Partnership, the Guarantor, the subsidiary guarantors named therein, if parties thereto, and a trustee the Operating Partnership will name in a Prospectus Supplement, a form of which is attached as Exhibit 4.7 to the Registration Statement, and one or more supplemental indentures thereto (as so supplemented, the “Subordinated Indenture”); and (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantor (the “Guarantor”). The Prospectus as supplemented by various Prospectus Supplements will also provide for (i) the sale by the Partnership of common units representing limited partner interests in the Partnership (the “Common Units”) and (ii) the resale by certain of the Partnership’s unitholders (the “Selling Unitholders”) to be named in a Prospectus Supplement of Common Units held by the Selling Unitholders (the “Secondary Units”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities, the Guarantees, the Common Units and the Secondary Units.

Sunoco Logistics Partners Operations L.P. &

Sunoco Logistics Partners L.P.

November 29, 2012

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Partnership, the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When (i) the Senior Indenture and Subordinated Indenture have been duly authorized by all necessary limited partnership action of the Operating Partnership and duly executed and delivered, (ii) the specific terms of a particular Debt Security have been duly established in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and authorized by all limited partnership action of the Operating Partnership, (iii) such Debt Security has been duly executed, authenticated and issued in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and delivered against payment therefor in accordance with the terms of the Senior Indenture or Subordinated Indenture, as applicable, and in the manner and circumstances contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement and approved by all necessary limited partnership action of the Operating Partnership, (iv) the Guarantee of such Debt Security has been duly authorized by all limited partnership action of the Guarantor, and (v) the Guarantee of such Debt Security has been duly executed and delivered by the Guarantor, (A) such Debt Security will be a legally valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance its terms, and (B) the Guarantee of such Debt Security will be a legally valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

(2) When an issuance of Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement and approved by such limited partnership action, such Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Common Units will have no obligation to make further payments for their purchase of Common Units or contributions to the Partnership solely by reason of their ownership of Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

Sunoco Logistics Partners Operations L.P. &

Sunoco Logistics Partners L.P.

November 29, 2012

(3) The Secondary Units have been validly issued by the Partnership and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Secondary Units will have no obligation to make payments to the Partnership for their purchase of the Secondary Units or contributions to the Partnership solely by reason of their ownership of the Secondary Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) provisions purporting to make a guarantor primarily liable rather than as a surety, (n) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Senior Indenture, Subordinated Indenture, the Guarantees and the Debt Securities (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Operating Partnership and the Guarantor, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Operating Partnership and the Guarantor, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of

Sunoco Logistics Partners Operations L.P. &

Sunoco Logistics Partners L.P.

November 29, 2012

statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP